UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Esquire Financial Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-5107901
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Jericho Quadrangle, Suite 100 Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-218372

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

Esquire Financial Holdings, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.01 par value per share, to be registered hereunder contained under the heading “Description of Capital Stock” and “Dividend Policy” in the Registrant’s Registration Statement on Form S-1 (No. 333-218372) as originally filed publicly with the Securities and Exchange Commission (the “Commission”) on May 31, 2017, as subsequently amended on June 19, 2017 and June 22, 2017, and in the prospectus, included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

No exhibits are required to be filed as part of this registration statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ESQUIRE FINANCIAL HOLDINGS, INC.

Date: June 26, 2017	By:	/s/ Andrew C. Sagliocca
Andrew C. Sagliocca
President and Chief Executive Officer